Exhibit 10.03

MEMBERSHIP INTERESTS PURCHASE AGREEMENT

THIS MEMBERSHIP INTERESTS PURCHASE AGREEMENT (this “Agreement”), dated as of the 7th day of February, 2005, is made by and between Apollo Resources International, Inc., a Utah corporation (“Buyer”), and SW Energy Investments, Inc., a Texas corporation (“Seller”).

RECITALS:

A.            Seller currently owns an aggregate one hundred percent (100%) membership interest in OGC Pipeline, LLC, an Oklahoma limited liability company (the “Company”).

B.            Buyer wishes to pay Seller the sum of FOUR MILLION DOLLARS ($4,000,000.00) in the form of the Buyer’s Common Stock as consideration for the purchase of Seller’s entire membership interests in the Company, its capital accounts, all rights represented by such membership interests, and all goodwill associated therewith (the “Interests”).

C.            Seller wishes to sell the Interests to Buyer upon the terms and subject to the conditions set forth in this Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             SALE AND PURCHASE.  Subject to the terms and conditions herein set forth, and in reliance upon the representations, warranties and covenants contained herein, Buyer agrees to purchase the Interests from Seller, and Seller agrees to sell the Interests to Buyer.

2.             PURCHASE PRICE.   The purchase price for the Interests shall be the sum of FOUR MILLION DOLLARS in the form of the Buyer’s Common stock valued at the close of market Monday, February 7, 2005.

3.             REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer that:

a.               Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, and has all requisite power and authority to enter into, perform and carry out all of its duties and obligations in the transaction contemplated by this Agreement.

b.              Seller is the sole legal and beneficial owner of the Interests, free and clear of any and all liens, claims, and encumbrances, with full power to transfer the same as contemplated herein.

c.               Seller is not party or bound by a contract, promissory note, agreements, commitment, or obligation, creating or securing indebtedness, obligations, or liabilities, a breach or default of which would be triggered by Seller’s execution, delivery or performance of this Agreement.

4.             REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER. Buyer hereby represents, warrants and covenants to Seller that:

a.               Buyer is a corporation duly incorporated, validly existing in good standing under the laws of the State of Utah, and has all requisite power and authority to enter into, perform and carry out all of its duties and obligations in the transaction contemplated by this Agreement.

b.              This Agreement is (or will be when executed and delivered pursuant hereto) the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

c.               Neither the execution and delivery of this Agreement by Buyer, nor Buyer’s compliance with any of the terms and provisions of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or result in a violation of, or constitute a material default under any other agreement, contract or commitment to which it is a party; nor will the performance by Buyer of its obligations hereunder violate any judgment, order, injunction, decree, regulation or ruling of any court or governmental authority to which Buyer is subject.

5.             ENTIRE AGREEMENT; AMENDMENTS. Each of the parties represents that no promise or agreement which is not expressed in this Agreement has been made to such party in executing this Agreement, and none of the parties is relying upon any statement or representation not contained in this Agreement. This Agreement constitutes the entire understanding among the parties hereto relative to the subject matter hereof, superseding any and all prior agreements, arrangements, and understandings, written or oral, between the parties. This Agreement may be amended only by a written instrument signed by the parties.

6.             BINDING EFFECT. This Agreement and all of the provision hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may be transmitted between Seller and Buyer by facsimile machine. The faxed signatures shall constitute original signatures, and the faxed Agreement containing the signatures, original or faxed, of all the parties is binding upon the parties.

7.             GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to its conflict of laws rules.

8.             SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable and binding on the parties.

9.             COVENANT OF GOOD FAITH AND FAIR DEALING. With regard to their respective obligations and commitments under this Agreement, each of Buyer and Seller covenants that it shall act in good faith and deal fairly with the other party.

10.          REASONABLE COOPERATION. Each party hereto agrees to execute and deliver such instruments and take such other action as the other party may reasonably request in order to carry out the intent of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the date first above written.

FOR THE SELLER:

SW ENERGY INVESTMENTS, INC.

/s/ Peter S. Knollenberg
Peter S. Knollenberg
Director

FOR THE BUYER:

APOLLO RESOURCES INTERNATIONAL, INC.

/s/ Dennis G. McLaughlin
Dennis G. McLaughlin
Chief Executive Officer

Exhibit A

BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT (this “Bill of Sale”), dated as of February      , 2005 (the “Closing Date”), is made and delivered by and between Apollo Resources International, Inc. (“Buyer”), and SW Energy Investments, Inc. (“Seller”).  This Bill of Sale is being executed and delivered pursuant to the terms of that certain Membership Interests Purchase Agreement, dated as of the Closing Date (the “Purchase Agreement”), by and among Seller and Buyer.  Capitalized terms used in this Bill of Sale and not otherwise defined shall have the meanings assigned in the Agreement.

Recitals

A.            Seller is the owner of an undivided one hundred percent (100%) membership interest in OGC Pipeline, LLC, an Oklahoma limited liability company (“Company”).

B.            Seller desires to assign to Buyer his entire one hundred percent (100%) membership interest in Company, including all of its related rights and capital accounts and all associated goodwill.

C.            Buyer desires to accept such assignment and pay Seller the agreed upon Purchase Price therefor established in the Purchase Agreement.

Agreement

IN CONSIDERATION OF the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Seller hereby assigns, transfers, conveys, and sells to Buyer, Seller’s entire one hundred percent (100%) membership interest in Company, together with Seller’s related capital account, all rights represented by such membership interest, and all goodwill associated therewith (collectively, the “Interest”).

2.             Seller hereby represents, warrants and certifies to Buyer that on or before the date hereof, Seller has delivered to Company all Company property in its possession or control or to which it has had access during its association with the Company, and that it has retained no copy thereof.

3.             Seller hereby acknowledges receipt of the Buyer’s certificate for shares of the Buyer’s Common stock which is agreed by the parties to be equal to FOUR MILLION DOLLARS ($4,000,000.00) Purchase Price due and payable as of the Closing Date.

4.             Each party shall promptly execute and deliver to the other party all such further instruments, assignments, assurances and other documents as such party may reasonably request in connection with its performance under this Bill of Sale and the transactions contemplated hereby and by the Purchase Agreement.

5.             Seller, for itself and its personal representatives and assigns, covenants and agrees to warrant and defend the transfer, assignment and conveyance of the Interest and Buyer’s title thereto.

7.             This Bill of Sale shall be governed by and construed in accordance with the laws of the Texas, and shall inure to the benefit of and be binding upon the parties hereto, their heirs, personal representatives, successors and assigns.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Bill of Sale effective as of the day and year first written above.

FOR THE SELLER:

SW ENERGY INVESTMENTS, INC.

/s/ Peter S. Knollenberg
Peter S. Knollenberg
Director

FOR THE BUYER:

APOLLO RESOURCES INTERNATIONAL, INC.

/s/ Dennis G. McLaughlin, III
Dennis G. McLaughlin, III
Chief Executive Officer